Exhibit 10.1

FIRST AMENDMENT TO OFFICE LEASE AND ASSIGNMENT

AND ASSUMPTION OF LEASE

THIS FIRST AMENDMENT TO OFFICE LEASE (this “Amendment”) is entered into as of the 20th day of September, 2016, by and between BARTON OAKS OFFICE CENTER, LLC, a Delaware limited liability company (“Landlord”), AEGLEA DEVELOPMENT COMPANY, INC., a Delaware corporation (“Assignor”) and AEGLEA BIOTHERAPEUTICS, INC., a Delaware corporation (“Assignee”).

WHEREAS, Landlord and Assignor entered into that certain Office Lease dated November 24, 2014 (the “Lease”), whereby Assignor currently leases approximately 5,771 square feet of space (the “Current Premises”), known as Suite 250, located on the second (2nd) floor of the building known as Barton Oaks Plaza One, located at 901 Mopac Expressway South, Austin, Texas 78746 (the “Building”), as more particularly described therein;

WHEREAS, Assignor desires to lease from Landlord additional space on the second (2nd) floor of the Building containing approximately 4,377 square feet of space known as Suite 270, as shown on Schedule 1 attached hereto (the “Expansion Space”);

WHEREAS, Assignor desires to assign all of its right, title and interest in the Lease to Assignee, and Assignee desires to accept and assume the same;

WHEREAS, the Term of the Lease is currently scheduled to expire on December 31, 2017, and Assignor desires to extend the Term of the Lease for a period of three (3) years such that it will now expire on December 31, 2020;

WHEREAS, subject to the terms and conditions set forth below, Landlord has agreed to consent to the assignment of the Lease to Assignee and lease the Expansion Space to Assignor and extend the Term of the Lease such that it will expire on December 31, 2020, subject to and upon the terms and conditions hereinafter stated; and

WHEREAS, Landlord, Assignor and Assignee desire to amend the Lease to reflect their agreements as to the terms and conditions governing the assignment of the Lease and Assignee’s lease of the Expansion Space and the extension of the Term of the Lease.

NOW, THEREFORE, in consideration of the premises and the mutual covenants between the parties herein contained, Landlord, Assignor and Assignee hereby agree as follows:

1. Assignment. Effective as of the date of this Amendment, Assignor assigns all of its right, title and interest in the Lease and the security deposit paid by Assignor to Assignee. Assignee hereby accepts, and assumes and agrees to make all payments and to perform all other obligations of the tenant under the Lease, as amended hereby. Assignee hereby agrees that it remains liable for all obligations of the tenant under the Lease, both before and after the effective date of the assignment. Landlord hereby consents to such assignment upon the terms and conditions set forth herein. The consent granted herein shall in no event be construed as consent to any further assignment. Assignee shall make no further assignment or sublease of the Premises, or any part thereof, nor shall Assignee mortgage, pledge or hypothecate the Lease, without Landlord’s prior written consent, except as otherwise expressly provided in the Lease. Effective as of the date of

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this Amendment, each reference contained in the Lease and this Amendment to “Tenant” shall mean Assignee.

2. Term. The Term of the Lease is hereby extended for a period of three (3) years and will now expire on December 31, 2020 (the “Extended Expiration Date”), unless sooner terminated in accordance with the terms of the Lease.

3. Premises.

(a) Effective as of the Expansion Date (defined below), Landlord shall lease the Expansion Space to Tenant and Tenant shall lease the Expansion Space from Landlord, and the “Premises”, as defined in the Lease and used hereinafter, shall mean, collectively, the Current Premises and the Expansion Space, for a total area of approximately 10,148 square feet of space. Accordingly, effective as of the Expansion Date, the “Rentable Square Footage of the Premises”, as defined in the Lease, shall be amended to mean 10,148 square feet. The Expansion Space shall be subject to all the terms and conditions of the Lease except as expressly modified herein and except that Tenant shall not be entitled to receive any allowances, abatements or other financial concessions that were granted with respect to the Current Premises unless such concessions are expressly provided for herein with respect to the Expansion Space. Effective as of the Expansion Date, Exhibit A-1 to the Lease Agreement shall be deleted in its entirety and Schedule 2 attached hereto shall be substituted in lieu thereof. Notwithstanding the foregoing, however, in the event Landlord fails to complete Landlord’s Work in the Current Premises by the date that is four (4) weeks after the Expansion Date (the “Outside Completion Date”) for any reason other than delays caused by Tenant, then as Tenant’s sole and exclusive remedy, then Base Rent with respect to the Expansion Space only shall abate one day for each day after the Outside Completion Date that Landlord fails to complete Landlord’s Work in the Current Premises; provided, however, such abatement shall be in proportion to the Rentable Square Footage of the Current Premises that Tenant is not able to occupy. For example, if Tenant is able to occupy 80% of the Rentable Square Footage of the Current Premises even though Landlord’s Work therein is not complete, Tenant shall be entitled to an abatement of 20% of the Base Rent applicable to the Expansion Space. Further, the Outside Completion Date shall be extended by one (1) day for each day Landlord’s Work in the Current Premises is delayed due to delays caused by Tenant.

(b) As used herein, the “Expansion Date” means the earlier to occur of (i) the date the Landlord’s Work (as defined in Schedule 3 attached hereto) in the Expansion Space has been substantially completed, as such date is determined pursuant to the Work Letter attached hereto as Schedule 3, and (ii) the date Tenant begins conducting business from any portion of the Expansion Space. Subject to Paragraph 2(d) below, Force Majeure and Delays (as defined in Schedule 3) incurred by Landlord, Landlord shall use good faith and reasonable efforts to cause the Expansion Date to occur on or before December 1, 2016.

(c) Tenant may take possession of the Expansion Space approximately two (2) weeks prior to the Expansion Date for the purpose of installing furniture, fixtures, equipment, and other personal property of Tenant in the Expansion Space. Such possession shall be subject to all of the terms and conditions of the Lease, as amended hereby, except that Tenant shall not be required to pay Base Rent or the OE Payment for the Expansion Space during the period of time prior to the Expansion Date. Tenant shall, however, be liable for the cost of any above Building

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standard services (e.g. after-hours HVAC) that are provided to Tenant in the Expansion Space during the period of Tenant’s possession prior to the Expansion Date.

(d) Tenant acknowledges that the Expansion Space is currently occupied by a third party tenant, and that, in connection with this Amendment, Landlord is negotiating a termination of such third party tenant’s lease of the Expansion Space. If Landlord is delayed in its ability to deliver possession of all or any portion of the Expansion Space to Tenant due to the holding over or failure of the current occupant to vacate any portion of the Expansion Space or for any other reason beyond Landlord’s reasonable control, this Amendment shall not be void or voidable or otherwise affected, Tenant shall have no claim for damages against Landlord, and Landlord shall deliver possession of the Expansion Space to Tenant following the termination of such third party tenant’s lease of the Expansion Space and vacation of the Expansion Space by the such third party tenant in the condition required herein. Notwithstanding the foregoing, however, if the current tenant occupying the Expansion Space has not vacated the Expansion Space by January 1, 2017, then Tenant shall have the right to nullify this Amendment by delivering written notice thereof to Landlord at any time until the date the current tenant occupying the Expansion Space has vacated the Expansion Space and prior to December 31, 2017, in which event, this Amendment shall be null and void and of no force or effect, and the Term of the Lease shall expire on December 31, 2017.

4. Base Rent.

(a) From and after the date hereof and continuing through December 31, 2017, in addition to the Base Rent payable for the Expansion Space, as applicable, Tenant shall continue to pay Base Rent with respect to the Current Premises in accordance with the terms of the Lease. Commencing on January 1, 2018 and continuing through the Extended Expiration Date, in addition to the Base Rent payable for the Expansion Space, Tenant shall pay Base Rent for the Current Premises as follows:

Period	Annual Rate Per Square Foot	Monthly Base Rent
1/1/18 – Expansion Month 24	$27.81	$13,374.29
Expansion Months 25 – 36	$28.64	$13,773.45
Expansion Months 37 – 48	$29.50	$14,187.04
Expansion Months 49 – 12/31/20*	$30.39	$14,615.06

*If applicable. All such Base Rent shall be payable in accordance with the terms of the Lease.

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(b) Commencing on the Expansion Date, in addition to the Base Rent payable for the Current Premises, Tenant shall pay Base Rent with respect to the Expansion Space as follows:

Period	Annual Rate Per Square Foot	Monthly Base Rent
Expansion Month 1	$0.00	$0.00
Expansion Months 2 – 12	$27.00	$9,848.25
Expansion Months 13 – 24	$27.81	$10,143.70
Expansion Months 25 – 36	$28.64	$10,446.44
Expansion Months 37 – 48	$29.50	$10,760.13
Expansion Months 49 – 12/31/20*	$30.39	$11,084.75

*If applicable. All such Base Rent shall be payable in accordance with the terms of the Lease. As used herein, the term “Expansion Month” means a period of time commencing on the same numeric day as the Expansion Date and ending on (but not including) the day in the next calendar month that is the same numeric date as the Expansion Date; provided that if the Expansion Date does not occur on the first day of a calendar month, then the second (2nd) Expansion Month shall be extended to end on the last day of the second (2nd) full calendar month following the Expansion Date, Tenant shall pay Base Rent for the Expansion Space during the resulting partial calendar month at the same rate payable during the second (2nd) Expansion Month (prorated based on the number of days in such partial calendar month), and the succeeding Expansion Months shall commence on the first day of each calendar month thereafter.

5. Operating Expenses. During the Term of the Lease, as extended hereby, including Expansion Month 1, Tenant shall continue to pay the OE Payment in accordance with the terms of the Lease; provided, however, effective as of the Expansion Date, Tenant’s Pro Rata Share as defined in the Lease shall be amended to mean 10.21%.

6. Acceptance of Premises. TENANT ACKNOWLEDGES THAT TENANT CURRENTLY OCCUPIES THE CURRENT PREMISES AND, SUBJECT TO THE LANDLORD’S OBLIGATIONS SET FORTH IN THE WORK LETTER ATTACHED HERETO AS SCHEDULE 3, ANY DEFECTS IN THE LANDLORD’S WORK (AS DEFINED IN SCHEDULE 3 ATTACHED HERETO) WHICH TENANT NOTIFIES LANDLORD WITHIN 180 DAYS AFTER THE EXPANSION DATE AND LANDLORD’S MAINTENANCE AND REPAIR OBLIGATIONS AS SET FORTH IN THE LEASE, TENANT HEREBY ACCEPTS THE CURRENT PREMISES, THE EXPANSION SPACE, AND THE BUILDING (INCLUDING THE SUITABILITY OF THE CURRENT PREMISES AND EXPANSION SPACE FOR THE PERMITTED USE) IN ITS “AS IS” CONDITION WITH ANY AND ALL FAULTS AND LATENT OR PATENT DEFECTS AND WITHOUT RELYING UPON ANY REPRESENTATION OR WARRANTY (EXPRESS OR IMPLIED) OF LANDLORD OR ANY REPRESENTATIVE OF LANDLORD, EXCEPT FOR ANY EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH IN THE LEASE. EXCEPT FOR ANY EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH IN THE LEASE, LANDLORD HAS NOT MADE AND DOES NOT HEREBY MAKE AND HEREBY SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR

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CHARACTER WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE BUILDING (INCLUDING WITHOUT LIMITATION THE CURRENT PREMISES AND THE EXPANSION SPACE) AND ITS CONDITION (INCLUDING WITHOUT LIMITATION ANY REPRESENTATION OR WARRANTY REGARDING QUALITY OF CONSTRUCTION, STATE OF REPAIR, WORKMANSHIP, MERCHANTABILITY, HABITABILITY, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE) AND TENANT HAS NOT RELIED ON ANY SUCH REPRESENTATIONS OR WARRANTIES. Landlord shall not be required to provide any improvement allowance or, except as expressly set forth on Schedule 3 attached hereto, perform any leasehold improvements in connection with this Amendment.

7. Security Deposit. The parties acknowledge and agree that Tenant has, prior to the date hereof, delivered to Landlord an amount equal to $53,756.86, as a security deposit, of which sum, Landlord has returned $17,918.95 to Tenant pursuant to Paragraph 6 of the Lease, and, accordingly, Landlord is presently holding an amount equal to $35,837.91 as a security deposit. The Security Deposit under the Lease is hereby increased from $35,837.97 to $39,213.56. Tenant shall pay Landlord the amount of the increase of $3,375.65 simultaneously with its execution and delivery of this Amendment. Notwithstanding anything to the contrary set forth in the Lease (including without limitation, Paragraph 6 of the Lease), in no event shall the Security Deposit be reduced during the remaining Term of the Lease.

8. Right of First Offer.

(a) Tenant shall have a right of first offer (the “Right of First Offer”) with respect to the rentable space located on the second (2nd) floor of the Building which is contiguous to the Premises, as amended hereby (the “Offer Space”). The Offer Space is known as Suite 220 (which is currently vacant) and Suite 280. Tenant’s Right of First Offer shall be exercised as follows: at any time after Landlord has determined that the existing tenant in the Offer Space will not extend or renew the term of its lease for the Offer Space (but prior to offering such Offer Space to a party other than the existing tenant), Landlord shall provide written notice to Tenant (the “Offer Notice”) of the terms under which Landlord is prepared to lease the Offer Space to Tenant, which terms shall reflect the fair market rate for such Offer Space as reasonably determined by Landlord and a market term. Tenant may lease such Offer Space in its entirety only, under such terms, by providing Landlord with written notice of its election to lease the Offer Space as aforesaid (such notice, the “Offer Notice of Exercise”) within fifteen (15) days after the date Tenant receives the Offer Notice, except that Tenant shall have no such Right of First Offer and Landlord need not provide Tenant with an Offer Notice, if:

(i)

an event of default exists under the Lease, as amended hereby, beyond any applicable notice and cure period provided in the Lease at the time that Landlord is required to deliver the Offer Notice hereunder; or

(ii)	the Premises, as amended hereby, or any portion thereof, is sublet at the time Landlord is required to deliver the Offer Notice hereunder; or

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(iii)	the Lease, as amended hereby, has been assigned (other than to Assignee pursuant to this Amendment) prior to the date Landlord is required to deliver the Offer Notice hereunder; or
(iv)	the Tenant is not occupying the Premises, as amended hereby, on the date Landlord is required to deliver the Offer Notice hereunder; or
(v)	the existing tenant in the Offer Space is interested in extending or renewing its lease for the Offer Space or entering into a new lease for such Offer Space.

(b) The term for the Offer Space shall commence upon the commencement date stated in the Offer Notice and thereupon such Offer Space shall be considered a part of the Premises, as amended hereby, provided that all of the terms stated in the Offer Notice, including the termination date set forth in the Offer Notice, shall govern Tenant’s leasing of the Offer Space and only to the extent that they do not conflict with the Offer Notice, the terms and conditions of the Lease, as amended hereby, shall apply to the Offer Space. Tenant shall pay Base Rent and the OE Payment for the Offer Space in accordance with the terms and conditions of the Offer Notice, which terms and conditions shall reflect the fair market rate for the Offer Space as determined in Landlord’s reasonable judgment. Notwithstanding the foregoing, if Tenant, in its reasonable judgment, determines that the rate set forth in Offer Notice does not accurately reflect the fair market rate for the Offer Space, Tenant shall have the right to provide Landlord with an Offer Notice of Exercise that is specifically conditioned upon Landlord’s and Tenant’s agreement on the fair market rate for the Offer Space. In such event, for a period of fifteen (15) days after the date of Tenant’s Offer Notice of Exercise, Landlord and Tenant shall work together in good faith to determine the fair market rate for the Offer Space. If Landlord and Tenant fail to agree upon the fair market rate within such fifteen (15) day period, Tenant, by written notice to Landlord (the “Arbitration Notice”) within five (5) days after the expiration of such fifteen (15) day period, shall have the right to have the fair market rate determined in accordance with the following procedures. If Tenant fails to exercise its right to arbitrate, Tenant’s Right of First Offer shall be deemed to be null and void and of no further force and effect.

(c) If Tenant provides Landlord with an Arbitration Notice, Landlord and Tenant, within ten (10) days after the date of the Arbitration Notice, shall each simultaneously submit to the other, in a sealed envelope, its good faith estimate of the fair market rate for the Offer Space (collectively referred to as the “Estimates”) and shall each select an appraiser or broker (hereinafter, an “appraiser”) to determine which of the two Estimates most closely reflects the fair market rate for the Offer Space. Each appraiser so selected shall have not less than ten (10) years’ experience in the field of commercial real estate appraisal and/or brokerage. Upon selection, Landlord’s and Tenant’s appraisers shall work together in good faith to agree upon which of the two Estimates most closely reflects the fair market rate for the Offer Space. The Estimate chosen by such appraisers shall be binding on both Landlord and Tenant as the Base Rent for the Offer Space. If either Landlord or Tenant fails to appoint an appraiser within the ten (10) day period referred to above, the appraiser appointed by the other party shall be the sole appraiser for the purposes hereof. If the two appraisers cannot agree upon which of the two Estimates most closely reflects the fair market rate within thirty (30) days after their appointment, then, within ten (10) days after the expiration of such thirty (30) day period, the

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two appraisers shall select a third appraiser meeting the aforementioned criteria. Once the third appraiser (i.e. arbitrator) has been selected as provided for above, then, as soon thereafter as practicable but in any case within fourteen (14) days, the arbitrator shall make his determination of which of the two Estimates most closely reflects the fair market rate and such Estimate shall be binding on both Landlord and Tenant as the Base Rent for the Offer Space. The parties shall share equally in the costs of the arbitrator. Any fees of any appraiser, counsel or experts engaged directly by Landlord or Tenant shall be borne by the party retaining such appraiser, counsel or expert.

(d) The Offer Space leased by Tenant hereunder shall be accepted by Tenant in the condition and as-built configuration existing on the earlier of the date Tenant takes possession of the Offer Space or the date the term for such Offer Space commences, unless the Offer Notice specifies work to be performed by Landlord in the Offer Space, in which case Landlord shall perform such work in the Offer Space as and when set forth in the Offer Notice. If Landlord is delayed in delivering possession of the Offer Space due to the holdover or unlawful possession of such space by any party, Landlord shall use reasonable efforts to obtain possession of the space, and the commencement of the term for the Offer Space shall be postponed until the date Landlord delivers possession of the Offer Space to Tenant free from occupancy by any party in the condition set forth in the Offer Notice.

(e) The rights of Tenant hereunder with respect to the Offer Space shall terminate on the earlier to occur of (i) the expiration of the Term of the Lease, as extended hereby; (ii) Tenant’s failure to exercise its Right of First Offer within the fifteen (15) day period provided in paragraph (a) above; and (iii) the date Landlord was required to deliver to Tenant an Offer Notice if Tenant had not been in violation of one or more of the conditions set forth in paragraph (a) above.

(f) If Tenant elects to lease the Offer Space, Landlord and Tenant shall enter into an amendment (the “Offer Amendment”) adding the Offer Space to the Premises on the terms set forth in the Offer Notice and reflecting the changes in the Base Rent, Tenant’s Pro Rata Share, square footage of the Premises, and other appropriate terms; provided that an otherwise valid exercise of the Right of First Offer shall be fully effective whether or not the Offer Amendment is executed. Notwithstanding the foregoing, with respect to Suite 220 only, if (i) Tenant was entitled to exercise its Right of First Offer, but failed to provide Landlord with an Office Notice of Exercise within the fifteen (15) day period provided in paragraph (a) above, and (ii) Landlord does not enter into a lease for Suite 220 and is not in negotiations with a third party for the lease of Suite 220 on the date that is one hundred eighty (180) days after Landlord’s delivery of the Offer Notice, Tenant shall once again have a Right of First Offer with respect to Suite 220.

(g) Notwithstanding anything herein to the contrary, Tenant’s Right of First Offer is subject and subordinate to (i) the renewal and/or expansion rights of any tenant leasing all or any portion of the Offer Space, and (ii) the expansion rights (whether such rights are designated as a right of first offer, right of first refusal, expansion option or otherwise) of any tenant of the Building existing on the date hereof.

(h) Tenant acknowledges that the terms of any Offer Notice delivered by Landlord are confidential and that the disclosure of such terms to third parties will cause Landlord immediate

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and irreparable harm. Consequently, Tenant agrees not to discuss, communicate or transmit such terms to any third parties, except that Tenant may disclose the terms of any Offer Notice to its employees, contractors, agents, representatives and consultants who need to know such terms, or as may be required by law or pursuant to an order of a court of competent jurisdiction. Tenant shall take all reasonable action to prevent the unauthorized use by or disclosure of such terms to third parties except as otherwise provided herein. Tenant shall also advise its employees, contractors, agents, representatives and consultants who may have knowledge of the terms of any Offer Notice that said terms are deemed confidential and privileged.

9. Estoppel. Assignee and Assignor each hereby represents, warrants and agrees that: (i) to Assignee’s and Assignor’s current, actual knowledge, there exists no breach, default or event of default by Landlord under the Lease, or any event or condition which, with the giving of notice or passage of time or both, would constitute a breach, default or event of default by Landlord under the Lease; (ii) the Lease continues to be a legal, valid and binding agreement and obligation of Assignor and Assignee; and (iii) to Assignor’s and Assignee’s current, actual knowledge, neither Assignor nor Assignee has any current offset or defense to its performance or obligations under the Lease.

10. Brokers. Tenant warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Amendment other than Stream Realty Partners, L.P. (“Landlord’s Broker”) and SkylesBayne (“Tenant’s Broker”) and that it knows of no other real estate brokers or agents who are or might be entitled to a commission in connection with this Amendment. Landlord shall pay a commission to Landlord’s Broker and Tenant’s Broker pursuant to a separate written agreement entered into between Landlord and such broker. Tenant agrees to indemnify and hold Landlord harmless from and against any liability or claim arising with respect to any brokers or agents other than Landlord’s Broker and Tenant’s Broker claiming a commission by, through, or under Tenant in connection with this Amendment.

11. No Representations. Landlord and Landlord’s agents have made no representations, warranties or promises, express or implied, in connection with this Amendment except as expressly set forth herein and Tenant has not relied on any representations except as expressly set forth herein.

12. Authority. Assignor and Assignee each represents to Landlord as follows: (i) Assignor and Assignee are each duly formed and validly existing under the laws of the State of Delaware, (ii) Assignee is qualified to do business in Texas, (iii) Assignor and Assignee each has the full right and authority to enter into this Amendment, and (iv) each person signing this Amendment on behalf of Assignor and Assignee was and continues to be authorized to do so. Landlord represents to Assignor and Assignee as follows: (i) Landlord is duly formed and validly existing under the laws of the State of Delaware, (ii) Landlord is qualified to do business in Texas, (iii) Landlord has the full right and authority to enter into this Amendment without the joinder or consent of any party, including, without limitation, the holder of any mortgage or deed of trust encumbering the Building, (iv) each person signing this Amendment on behalf of Landlord was and continues to be authorized to do so, and (v) no party other than Landlord has an ownership interest in the Premises or a lessor’s interest in the Lease.

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13. Defined Terms. All defined terms used but not otherwise defined herein shall have the same meaning assigned to them in the Lease.

14. Ratification of Lease. Except as amended hereby, the Lease shall remain in full force and effect in accordance with its terms and is hereby ratified. In the event of a conflict between the Lease and this Amendment, this Amendment shall control.

15. Entire Agreement. This Amendment, together with the Lease, contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Amendment or the Lease, and no prior agreement, understanding or representation pertaining to any such matter shall be effective for any purpose.

16. Schedules. Each Schedule attached hereto is made a part hereof for all purposes.

17. Section Headings. The section headings contained in this Amendment are for convenience only and shall in no way enlarge or limit the scope or meaning of the various and several sections hereof.

18. Successors and Assigns. The terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

19. Severability. A determination that any provision of this Amendment is unenforceable or invalid shall not affect the enforceability or validity of any other provision hereof and any determination that the application of any provision of this Amendment to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to any other persons or circumstances.

20. Governing Law. This Amendment shall be governed by the laws of the State of Texas.

21. Submission of Amendment Not Offer. The submission by Landlord to Assignor and Assignee of this Amendment for such party’s consideration shall have no binding force or effect, shall not constitute an option, and shall not confer any rights upon Assignor or Assignee or impose any obligations upon Landlord irrespective of any reliance thereon, change of position or partial performance. This Amendment is effective and binding on Landlord only upon the execution and delivery of this Amendment by Landlord, Assignor and Assignee.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

LANDLORD:

BARTON OAKS OFFICE CENTER, LLC, a Delaware limited liability company

By:	MIG Real Estate, LLC, a Delaware limited liability company, its Manager

	By:	MIG Real Estate Services, LLC, a Delaware limited liability company Its Agent

		By:	/s/ Lee Burckle
		Name:	Lee Burckle
		Title:	Authorized Officer

ASSIGNOR:

AEGLEA DEVELOPMENT COMPANY, INC., a Delaware corporation

By:	/s/ Charles York II
Name:	Charles York II
Title:	CFO

ASSIGNEE:

AEGLEA BIOTHERAPEUTICS, INC., a Delaware corporation

By:	/s/ Charles York II
Name:	Charles York II
Title:	CFO

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Exhibit 10.1

SCHEDULE 1

EXPANSION SPACE

1-1

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SCHEDULE 2

PREMISES (i.e. CURRENT PREMISES AND EXPANSION SPACE)

2-1

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Exhibit 10.1

SCHEDULE 3

WORK LETTER

1.

This Work Letter shall set forth the obligations of Landlord and Tenant with respect to certain improvements to be performed by Landlord in the Premises, as amended hereby. All improvements described in this Work Letter to be constructed in and upon the Premises by Landlord are hereinafter referred to as the “Landlord’s Work.” It is agreed that construction of the Landlord’s Work is intended to be “turnkey” and will be completed at Landlord’s sole cost and expense (subject to the terms of Paragraph 3 below), in a good and workmanlike manner and in compliance with all applicable laws, using Building standard methods, materials and finishes. Landlord shall enter into a direct contract for Landlord’s Work with a general contractor selected by Landlord. In addition, Landlord shall have the right to select and/or approve of any subcontractors used in connection with the Landlord’s Work. Notwithstanding anything to the contrary set forth herein, in no event shall Landlord be required to perform any of the Landlord’s Work during any period an uncured default by Tenant exists under the Lease, as amended hereby.

2.

Landlord and Tenant have approved the scope of the Landlord’s Work as set forth in the plans prepared by Sixthriver Architects dated June 1, 2016, a copy of which is attached hereto as Schedule 3-A (the “Plans”). Neither the approval of the Plans nor the supervision of the Landlord’s Work by Landlord shall constitute a representation or warranty by Landlord as to the accuracy, adequacy, sufficiency and propriety of the Plans or the quality of workmanship or compliance of the Landlord’s Work with applicable law.

3.

If Tenant shall request any revisions to the Plans, Landlord shall have such revisions to be prepared at Tenant’s sole cost and expense and Tenant shall reimburse Landlord for the cost of preparing any such revisions to the Plans, plus any applicable state sales or use tax thereon, within ten (10) Business Days following Landlord’s written demand therefor. Promptly upon completion of the revisions, Landlord shall notify Tenant in writing of the increased cost in the Landlord’s Work, if any, resulting from such revisions to the Plans. Tenant, within five (5) days following Tenant’s receipt of the increased cost of Landlord’s Work, shall notify Landlord in writing whether it desires to proceed with such revisions. In the absence of such written authorization, Landlord shall have the option to continue work on the Premises, as amended hereby, disregarding the requested revision. Tenant shall be responsible for any Delay (hereinafter defined) in completion of the Landlord’s Work resulting from any revision to the Plans. If such revisions result in an increase in the cost of Landlord’s Work, such increased costs, plus any applicable state sales or use tax thereon, together with a construction management fee of 5% of such increase, shall be payable by Tenant within ten (10) Business Days following Landlord’s written demand therefor. Notwithstanding anything herein to the contrary, all revisions to the Plans shall be subject to the approval of Landlord, such approval not to be unreasonably withheld, conditioned or delayed.

3A-1

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4.

Following approval of any revisions to the Plans and the payment by Tenant of the required portion of the cost of preparing any revisions to the Plans and resulting increase in the cost of the Landlord’s Work, if applicable, Landlord shall cause the Landlord’s Work to be constructed substantially in accordance with the approved Plans, so long as no default shall occur under the Lease. Landlord shall notify Tenant upon substantial completion of the Landlord’s Work. The phrase “substantial completion” shall mean that the Landlord’s Work has been completed except for Punch List Items (hereinafter defined).

5.	If Landlord shall be delayed in substantially completing the Landlord’s Work as a result of the occurrence of any of the following (a “Delay”):
(a)

Tenant’s failure to furnish information in accordance with the Work Letter or to respond to any request by Landlord for any approval or information within any time period prescribed, or if no time period is prescribed, then within five (5) days of such request; or

(b)	Tenant’s request for materials, finishes or installations that have long lead times after having first been informed by Landlord that such materials, finishes or installations will cause a Delay; or
(c)	Changes in any plans and specifications requested by Tenant; or
(d)

The performance or nonperformance by a person or entity employed by or on behalf of Tenant in the completion of any work in the Premises, as amended hereby (all such work and such persons or entities being subject to prior approval of Landlord); or

(e)	Any request by Tenant that Landlord delay the completion of any component of the Landlord’s Work; or
(f)	Any breach or default by Tenant in the performance of Tenant’s obligations under the Lease, as amended hereby, beyond any applicable notice or cure periods set forth in the Lease; or
(g)	Tenant’s failure to pay any amounts as and when due under this Work Letter; or
(h)	Any delay resulting from Tenant’s having taken possession of the Expansion Space for any reason prior to substantial completion of the Landlord’s Work therein; or
(i)	Any other delay chargeable to Tenant, its agents, employees or independent contractors;

then, for purposes of determining the Expansion Date, the date of substantial completion of the Landlord’s Work shall be deemed to be the day that the Landlord’s Work would have been substantially completed absent any such Delay. The adjustment of the Expansion Date and, accordingly, the postponement of Tenant’s obligation to pay Base

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Rent and other sums due under the Lease, as amended hereby, with respect to the Expansion Space shall be Tenant’s sole remedy which Tenant might otherwise have against Landlord by reason of any delay in the performance of the Landlord’s Work. Promptly after the determination of the Expansion Date, Landlord and Tenant shall enter into a commencement letter setting forth such date. The commencement letter shall also identify any minor incomplete items of the Landlord’s Work as reasonably determined by Landlord’s architect (the “Punch List Items”), which Punch List Items Landlord shall use reasonable efforts to complete within thirty (30) days following the Expansion Date. Tenant, within twenty (20) days after receipt thereof from Landlord, shall execute the commencement letter and return the same to Landlord. In the event of any defects in the Landlord’s Work reported in writing to Landlord within one hundred (180) days after the Expansion Date, Landlord shall remedy the same (or cause such defect to be remedied) as soon as practicable following receipt of Tenant’s notice.

6.

Tenant acknowledges that the Landlord’s Work may be performed by Landlord in the Premises, as amended hereby, during Normal Business Hours subsequent to the date hereof; provided, however, all demolition work shall be performed by Landlord outside of Normal Business Hours. Landlord and Tenant agree to cooperate with each other in good faith in order to enable the Landlord’s Work to be performed in a timely manner and with as little inconvenience to the operation of Tenant’s business as is reasonably possible. Notwithstanding anything contained herein or in the Lease, as amended hereby, to the contrary, any delay in the completion of the Landlord’s Work or inconvenience suffered by Tenant during the performance of the Landlord’s Work shall not subject Landlord to any liability for any loss or damage resulting therefrom.

7.

This Work Letter shall not be applicable to any additional space added to the Premises, as amended hereby, at any time or from time to time, whether by any options under the Lease, as amended hereby, or otherwise, or to any portion of the Premises, as amended hereby, or any additions to the Premises, as amended hereby, in the event of a renewal or extension of the Term, as extended hereby, whether by any options under the Lease, as amended hereby, or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease. All capitalized terms used in this Work Letter but not defined herein shall have the same meanings ascribed to such terms in the Lease, as amended hereby.

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Exhibit 10.1

SCHEDULE 3-A

PLANS

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